Exhibit 22.2

SEABRIDGE GOLD INC.	9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class	123

	Holder Account Number
	C1234567890	X X X

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Form of Proxy - Annual General Meeting of Shareholders to be held on June 18, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.   Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.   If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.   The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as disclosed by Management.

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6.   The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Eastern Time, on June 16, 2008.

00K0LB	CPUQC01.E.INT/000001/i1234

+	MR SAM SAMPLE	C1234567890		+
		XXX	123

Appointment of Proxyholder
I/We being holder(s) of shares of the Company hereby appoint: RUDI FRONK, a Director of the Company, or failing this person, JAMES ANTHONY, a Director of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Seabridge Gold Inc. (the "Company") to be held at The Albany Club, 91 King Street East, Toronto, Ontario, Canada M5C 1G3, on Wednesday, June 18, 2008 at 4:30 p.m. (Toronto time) and at any adjournment thereof.

MANAGEMENT’S DESIGNATED PROXYHOLDER’S VOTING INTENTIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. James S. Anthony	☐	☐	02. A. Frederick Banfield	☐	☐	03. William M. Calhoun	☐	☐

04. Thomas C. Dawson	☐	☐	05. Louis J. Fox	☐	☐	06. Rudi P. Fronk	☐	☐	____
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07. Eliseo Gonzalez-Urien	☐	☐

	For	Withhold

2. Appointment of Auditors	☐	☐
To appoint KPMG LLP as Auditors of the Company

	For	Against

3. To authorize the Directors to fix the Auditors remuneration	☐	☐

4. To amend By-Law No. 1 of the Corporation to cause the share register of the Corporation to record issued shares in registered form and issued shares in non-certificated form;	☐	☐

5. To approve an increase in the number of shares reserved for issue under the Company's Stock Option Plan by 650,000 shares;	☐	☐

6. To approve amendments to the Corporation’s Stock Option Plan to cause the expiry date of options to be extended shortly beyond expiry of a management imposed blackout period and to adjust the property to be received by an optionee on exercise of an option after completion of a compulsory acquisition or going private transaction as more particularly set out in the Management Proxy Circular in respect of the Meeting;
	☐	☐

7. To approve grants of 150,000 stock options in total to officers and an employee as more particularly set out in the Management Proxy Circular in respect of the Meeting;	☐	☐	____ Fold

8. To give advance approval to the adoption of a new Stock Option Plan that complies with the requirements of the Toronto Stock Exchange, as more particularly set out in the Management Proxy Circular in respect of the Meeting;
	☐	☐

9. To transact such other businesses as may properly come before the Meeting.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as disclosed by Management.
MM / DD / YY

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